THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON
TRANSFER AND OTHER PROVISIONS AS SET FORTH HEREIN.

$500,000	May 19, 2012
New York, New York

PROMISSORY NOTE AND SECURITY AGREEMENT

For value received, and on the terms and subject to the conditions set forth herein, VUZIX CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay LC CAPITAL MASTER FUND, LTD., a Cayman Islands corporation (the “Lender”), on the Termination Date (as hereinafter defined) the principal sum of Five Hundred Thousand Dollars ($500,000) (the “Loan”) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made available by the Lender to the Borrower pursuant to this promissory note and security agreement (this “Note”). The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rates provided for in this Note.

Section 1.              Certain Terms Defined. The following terms for all purposes of this Note shall have the respective meanings specified below.

“Advance” shall have the meaning set forth in Section 3.

“Additional Percentage” means (i) zero percent (0%) on and after the Closing Date but prior to the three month anniversary of the Closing Date or (ii) five percent (5%) on and after the three month anniversary of the Closing Date.

“Agreed Interest Rate” means a rate per annum equal to the sum of (a) ten percent (10%) plus (b) the Additional Percentage.]

“Applicable Law” shall mean any Law of any Authority, including, without limitation, all national, Federal, state and local banking or securities laws, to which the person in question is subject or by which it or any of its material property is bound.

“Authority” shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any national, Federal, state, local, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Availability Period” shall mean the period commencing the date hereof and ending on the earlier of (i) the Termination Date or (ii) June 15, 2012.

“Borrower” shall have the meaning set forth in the preamble.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Closing Date” means the date of this Note.

“Collateral” means the assets, tangible and intangible, as set forth from time to time on Schedule 1.

“Dollars” or “$” means the legal currency of the United States of America.

“Drawdown Notice” shall have the meaning set forth in Section 3.

“Existing LC Loan Agreement” means that certain loan and security agreement dated as of December 23, 2010, as amended from time to time (as so amended and as the same may be further amended, restated, supplemented, modified, renamed, extended or refinanced from time to time in accordance with its provisions) by and among the Borrower, as borrower, the Lender, as lender.

“Indemnified Party” shall have the meaning set forth in Section 18.

“Law” shall mean any law, rule, regulation or official code, consent decree, constitution, decree, directive, enactment, guideline, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, requirement, rule of law, rule of public policy, settlement agreement, statute, or writ.

“Lender” shall have the meaning set forth in the preamble.

“Loan” shall have the meaning set forth in the preamble.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Prepayment Date” shall have the meaning set forth in Section 5.

“Subsidiary” means any Person (i) which is directly or indirectly controlled by the Borrower, (ii) in which the Borrower owns, directly or indirectly, at least fifty percent (50.0%) of the share capital, or (iii) which is a Subsidiary of a company described in clause (i) or (ii) above. As used in this definition of “Subsidiary”, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a company, whether through ownership of voting securities, by contract, or otherwise.

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“Termination Date” means the earlier of (i) the declaration of an Event of Default and acceleration of the Loan pursuant to Section 11 hereof and (ii) November 15, 2012 (or if such day is not a Business Day, then the next succeeding Business Day).

“Transaction Documents” means this Note and any other documents that may be executed as security for the Loan and the Borrower's obligations in connection therewith.

Section 2.              Conditions to Lending.

The obligation of the Lender to make the Loan and any Advance thereunder available to the Borrower under this Note shall be expressly subject to the following conditions precedent:

(a)          Corporate Documents. The Lender shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing the Transaction Documents including, but not limited to, the following:

(i)	a certificate of the Borrower, certifying as true and complete as of the date hereof the constitutional documents of the Borrower, in such form and substance as the Lender shall reasonably require;

(ii)	a copy, certified as true and complete by an officer of the Borrower of the resolutions of its board of directors evidencing approval of the Transaction Documents and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(iii)	a copy, certified as true and complete by an officer of the Borrower of all documents evidencing any other necessary action, approvals or consents for the Transaction Documents; and

(iv)	all such other agreements, instruments, documents and certificates (including a certificate of good standing) of the Borrower as the Lender deems necessary or advisable.

(b)          The Note. The Borrower shall have duly executed and delivered this Note to the Lender.

(c)          Drawdown Notice. The Lender shall have received a Drawdown Notice in accordance with the terms of Section 3.

(d)          Uniform Commercial Code Searches and Filings. The Lender shall have received copies of all Uniform Commercial Code searches as it shall deem necessary and the Borrower and Guarantor shall have agreed to the filing of all such Uniform Commercial Code Financing Statements (Form UCC-1) and other security recordation documents as the Lender shall require.

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Section 3.              The Loan.

On the terms and subject to the conditions of this Note, the Lender hereby agrees that it may, at its sole discretion, make Five Hundred Thousand Dollars ($500,000) of the Loan available to the Borrower in multiple advances, each in an amount of no less than One Hundred Thousand Dollars ($100,000) (other than the final advance, which may be in an amount of less than $100,000 if there is less than $100,000 available to be borrowed under this Note) (each, an “Advance”), for working capital purposes; provided, however, that the Borrower shall not request any Advance if the amount of such Advance when aggregated with the principal amount of all other Advances under the Loan then outstanding would exceed Five Hundred Thousand Dollars ($500,000).

The Borrower shall during the Availability Period, in respect of all Advances, provide the Lender with written notice (the “Drawdown Notice”), at least three (3) Business Days prior to the date of the proposed Advance. Each Drawdown Notice shall specify (a) the date of the proposed borrowing (which shall be a Business Day) and (b) the disbursement instructions for the proceeds of such Advance. Each Drawdown Notice shall be effective upon receipt by the Lender and shall be irrevocable. In addition, the Borrower shall not be permitted to provide more than one (1) Drawdown Notice in any seven day period.

The Loan shall mature, and the principal amount thereof shall become immediately due and payable (together with interest accrued thereon), on the Termination Date.

Section 4.              Interest and Principal.

The unpaid principal amount of the Loan, consisting of Advances made to or at the request of Borrower, shall bear interest on each such Advance from the time it is made, at the Agreed Interest Rate. Interest shall be paid on the Termination Date or, if applicable, such earlier date that is the Prepayment Date. Interest shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Lender shall keep the official records relating to the Advances and payments under the Loan.

Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Agreed Interest Rate plus three percent (3%).

The outstanding principal balance of the Loan, any interest accrued thereon and any outstanding fees, expenses or charges, shall be payable on the Termination Date.

It is the intent of the parties that the rate of interest and other charges to the Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable under this Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

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Section 5.              Optional Prepayments.

The Borrower may prepay the Loan in whole, but not in part, at any time without penalty by paying the entire outstanding principal amount together with interest accrued thereon to the date of prepayment (the “Prepayment Date”).

Section 6.              General Provisions as to Payments.

All payments of principal of and interest on the Loan by the Borrower hereunder shall be made not later than 12:00 Noon (New York City time) on the date when due by cashier’s check or by wire transfer of immediately available funds to the Lender's account or accounts at a bank or banks in the United States specified by the Lender in writing to the Borrower promptly after Borrower’s request therefor, without reduction by reason of any set-off or counterclaim.

Section 7.              Taxation.

All payments in respect of or relating to this Note by Borrower shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any tax jurisdiction unless the withholding or deduction is required by law. If withholding or deduction is required by law, the Borrower shall pay such additional amounts as are necessary in order that the net amounts received by the Lender after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of or relating to this Note in the absence of the withholding or deduction.

Section 8.              Representations and Warranties.

The Borrower represents and warrants to the Lender that:

(a)          it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)          it is duly authorized to do business in all jurisdictions material to the conduct of its business;

(c)          it has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Note and to conduct its business substantially as currently conducted by it;

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(d)          the execution, delivery and performance of this Note and related documents are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action at a duly held meeting or by duly executed unanimous written consent of the board of directors of the Borrower;

(e)          this Note and the related documents have been duly executed by an authorized signatory of the Borrower and constitutes a legal, valid and binding obligation enforceable against the Borrower;

(f)           this Note and the related documents do not violate any of the Borrower’s organizational documents, any law, court order or agreement by which the Borrower is bound;

(g)          the Borrower’s performance under this Note is not threatened by any pending or threatened litigation; and

(h)          it has good and marketable title to all of the Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, other than (i) the lien and security interest in favor of the Lender created hereunder, (ii) other the liens and security interests in favor of the Lender, (iii) lien and security interest in favor of Bridge Bank, National Association and (iv) those liens and security interests listed on Exhibit A.

All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the execution of this Note.

Section 9.              Covenants of the Borrower.

The Borrower agrees that so long as any amounts have been drawn down under this Note and until all of the Borrower’s obligations hereunder have been paid and performed in full, the Borrower shall:

(a)          maintain its existence and authority to conduct its business as presently contemplated to be conducted (including, without limitation, maintain all licenses, permits and approvals necessary to conduct such business under Applicable Law);

(b)          materially comply with all applicable laws, rules, regulations and orders applicable thereto;

(c)          maintain sole legal and beneficial ownership of the Collateral and, if applicable, promptly have the lien in favor of the Lender noted on any and all evidences of ownership of, certificates of title, or applications for title to the Collateral, and, if necessary to perfect the Lender’s security interest in such collateral, will promptly deliver to Lender, the originals thereof;

(d)          maintain insurance with responsible companies in such amounts and against such risks as is currently carried thereby;

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(e)          maintain appropriate books and accounts; and

(f)          pay all applicable taxes as they become due.

Section 10.            Negative Covenants.

The Borrower agrees that so long as any amounts have been drawn down under this Note and until all of the Borrower’s obligations hereunder have been paid and performed in full, the Borrower shall not, without the prior written approval of the Lender:

(a)          incur any additional debt, other than accounts payable and accrued expenses incurred by the Borrower in the ordinary course of business consistent with commercially reasonable practice;

(b)          merge or consolidate with any other person or entity, or liquidate or dissolve or instruct or grant resolutions to any liquidator of the Borrower;

(c)          change its structure or organizational documents or form any subsidiaries or other affiliated entities except as may be required by applicable law or regulation;

(d)          make any loans, investments or acquisitions outside the ordinary course of business;

(e)          create, assume or permit to exist any mortgage, charge, encumbrance, pledge, lien or other security interest on any Collateral other than the lien and security interest in favor of the Lender created hereunder or under any other obligation of the Borrower to the Lender, Bridge Bank, National Association or the persons named on Exhibit A;

(f)          file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, or file or authorize any like instrument, with respect to the Collateral in which the Lender is not named as the sole secured party (other than a financing statement or instrument with respect a second priority security interest in the Collateral in favor of Bridge Bank, National Association and financing statements with respect to the persons named on Exhibit A);

(g)         enter into any agreement in which the terms of such agreement would restrict or impair the ability of the Borrower to perform its obligations under this Note;

(h)          make any distributions or pay any dividends;

(i)          enter into any agreement to do any of the foregoing; or

(j)          take any other voluntary action without the prior written consent of the Lender to avoid or seek to avoid the observance or performance of any of the terms of the Note, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the Lender against impairment.

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Section 11.            Events of Default.

Each of the following events shall constitute an “Event of Default”:

(a)          any principal of or interest on the Loan shall not be paid when due;

(b)          the Borrower breaches any representation or warranty hereunder;

(c)          the Borrower defaults in the due and punctual observance or performance of any covenant, condition or agreement contained in this Note and such default is not cured (to the extent curable in the discretion of the Lender) within fifteen (15) days after the occurrence thereof;

(d)          an event or circumstance defined as an “Event of Default” in Section 8 of the Existing LC Loan Agreement shall occur and be continuing (and subject to any cure or grace period relating thereto specified therein);

(e)          a court shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower for any substantial part of the property of the Borrower ordering the winding up or liquidation of the affairs of the Borrower, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f)          the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of the property of the Borrower, or the Borrower shall make any general assignment for the benefit of creditors.

If an Event of Default described in (d) or (e) above shall occur, the unpaid principal and accrued interest on the Loan shall become immediately due and payable without any declaration or other act on the part of the Lender. Immediately upon the occurrence of any Event of Default described in (d) or (e) above, or upon failure to pay this Note in full on the Termination Date, the Lender, without any notice to the Borrower, which notice is expressly waived by the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Note and any other agreement or instrument, and any and all rights and remedies available to the Lender at law or in equity.

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If any Event of Default described in clauses (a) through (e) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the unpaid principal amount of and accrued interest on the Loan to be due and payable, whereupon the full unpaid amount of and accrued interest on the Loan which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

Upon the occurrence of an Event of Default, the Lender may, forthwith and without notice of any kind to the Borrower, proceed to foreclose against the Collateral or any part thereof pursuant to this Note and according to the laws of the jurisdiction or jurisdictions in which such Collateral or part thereof shall at the time be located, by doing any one or more or all of the following acts as the Lender in its sole and complete discretion may then elect:

i.	exercise all rights and remedies, in foreclosure and otherwise, available to it as a mortgagee and/or secured party under the provisions of applicable law;

ii.	institute legal proceedings to foreclose upon and against the security interests granted in and by this Note, to recover judgment for all amounts then due and owing as indebtedness secured hereby, and to collect the same out of any of the Collateral or the proceeds of any sale or other disposition thereof;

iii.	sell the Collateral or any part thereof with or without prior notice to the Borrower free from any claim of or by the Borrower of any nature whatsoever, and with or without the benefit of any contract thereon, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Lender in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or themselves to purchase the Collateral or any part thereof at any such public auction and to set off the purchase price against all or any part of the obligations hereunder;

iv.	institute legal proceedings for the sale, transfer or other disposition, under judgment or decree of any court of competent jurisdiction, of any or all the Collateral;

v.	manage, insure, maintain and repair the Collateral and to employ the Collateral in such manner, upon such terms and for such period as the Lender in its absolute discretion deems expedient and for the purposes aforesaid the Lender shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Collateral, and the insurance, management, maintenance, repair, and employment of the Collateral, in all respects as if the Lender were the owner thereof and without being responsible for any loss thereby incurred;

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vi.	recover from the Borrower on demand any expenses, liabilities or losses as maybe incurred in or about the exercise of the power vested in the Lender;

vii.	without regard to the adequacy of the security for the obligations hereunder by virtue of this Note or otherwise or any other collateral or other security or to the solvency of the Borrower, institute legal proceedings for the appointment of a receiver or receivers pending foreclosure hereunder or for the sale of any of the Collateral under the order of a court of competent jurisdiction or under other legal process;

viii.	proceed by way of prejudgment attachment or replevin in accordance with the laws of the jurisdiction in which the Collateral or any part thereof is then located to seize the Collateral by judicial process;

ix.	personally, or by agents or attorneys, enter upon any premises of the Borrower, or otherwise as permitted by applicable law, where the Collateral or any part thereof may then be located; or

x.	generally, recover from the Borrower on demand each and every reasonable expense, liability or loss incurred by the Lender in or about or incidental to the exercise by it of any of the powers aforesaid.

Section 12.            Collateral.

The Borrower does hereby transfer, convey, mortgage, hypothecate, pledge, assign and grant a security interest to the Lender in and to the Collateral and each and every item thereof to the extent of its right, title and interest therein TO HAVE AND TO HOLD the Collateral unto the Lender, and its successors and assigns, as security for the due and punctual payment and performance of the obligations hereunder; provided, however, that, and these presents are subject to the condition that, if the Borrower shall have indefeasibly paid or caused to be paid or performed all of the obligations hereunder which are due and owing on or before the Termination Date and no Event of Default shall have occurred and be subsisting, the security interest created by this Note shall terminate and be discharged and upon the request of the Borrower, the Lender shall execute and deliver to the Borrower on demand, at the expense of the Borrower, such instruments of satisfaction and release as may be appropriate.

This Note constitutes a security agreement for purposes of the Uniform Commercial Code in all relevant jurisdictions. Upon an Event of Default, the Lender shall have all the rights and remedies of a secured party provided in the Uniform Commercial Code in force in New York. The Collateral is granted as security only and shall not subject the Lender to, or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

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The Borrower agrees that it will, in such manner and form as the Lender may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Lender may request, in order to create, preserve, perfect or validate any security interest or to enable the Lender to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Lender to file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Note or of a financing statement relating to this Note) which the Lender in its sole discretion may deem necessary or appropriate to further perfect its security interest in the Collateral.

The Borrower hereby irrevocably appoints the Lender his true and lawful attorney, with full power of substitution, in the name of the Borrower, the Lender or otherwise, for the sole use and benefit of the Lender, but at the expense of the Lender, to the extent permitted by law to exercise, at any time and from time to time after an Event of Default has occurred and while it is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a)          to demand, sue for, collect, receive and give acquittance for any and all monies due to become due upon or by virtue thereof;

(b)          to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)          to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Lender were the absolute owner thereof; and

(d)          to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Lender shall give the Borrower not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Lender and the Borrower agree that such notice constitutes “reasonable notification” within the meaning of Sections 9-611 and 9-612 of the Uniform Commercial Code.

The Lender may, in its commercially reasonable judgment, determine to sell all or any part of the Collateral in a private sale. The Borrower acknowledges that any such private sale may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale of Collateral subject to the aforesaid prohibitions shall not be deemed not to have been made in a commercially reasonable manner because such sale was effected in such manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof or obligor thereunder to register such Collateral for public sale.

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The Borrower covenants and agrees that in the event that any of the Collateral shall become subject to any lien or security interest (other than the lien and security interest in favor of the Lender created hereunder or under any other obligation of the Borrower to the Lender, Bridge Bank or the persons listed on Exhibit A), or the lien on and security interest in the Collateral in favor of the Lender created hereunder shall cease to be a perfected security interest in and lien on any of such Collateral except pursuant to a release herein contemplated, the Borrower will promptly take whatever action may be necessary to release such other liens or security interests or to restore the Lender’s lien on and security interest in the Collateral as a perfected security interest or lien, as the case may be. The Borrower acknowledges that money damages would not be a sufficient remedy for the breach of Borrower’s covenant in this paragraph and that, in addition to all other remedies that may be available, the Lender shall be entitled to specific performance as a remedy for any such breach.

Section 13.            Further Assurances.

The Borrower hereby agrees that, from time to time upon the written request of the Lender, it will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Note and to protect and preserve the priority and validity of the security interests granted hereunder.

Section 14.            Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default.

No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Lender to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Lender.

Section 15.            Transfers.

The Borrower may not transfer or assign this Note nor any right or obligation hereunder to any person or entity without the prior written consent of the Lender. This Note is freely transferable by the Lender.

Section 16.            Modification.

This Note may be modified only with the written consent of both the Borrower and the Lender.

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Section 17.            Expenses.

The Borrower agrees to pay to the Lender all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Note after the occurrence of a default hereunder, or performance by the Lender of any obligations of the Borrower in respect of the Collateral which the Borrower has failed or refused to perform, or any actual or attempted sale, or, after the occurrence of a default hereunder, any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, and all such expenses shall be secured obligations to the Lender secured hereunder.

Section 18.            Indemnification.

The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns, (each an “Indemnified Party”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, attorneys’ fees, charges and disbursements) incurred by such Indemnified Party as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Borrower herein.

Section 19.            Notices.

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing, mailed or delivered to each party at the respective addresses of the parties set out below, or at such other address as a party hereto shall have furnished to the other parties in writing:

If to the Borrower:	Vuzix Corporation
75 Town Centre Drive
Rochester, NY 14623
Attn: Grant Russell, EVP and CFO

If to the Lender:	LC Capital Master Fund, Ltd.
680 Fifth Street, Suite 1202,
New York, NY 10019
Attention: Richard Conway

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) on receipt of confirmation of delivery.

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Section 20.            Miscellaneous.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Note shall bind the Borrower, its successors and permitted assigns. The rights under and benefits of this Note shall inure to the Lender and its successors and assigns.

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The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this NOTE or ANY RELATED Document to which it is a party or the transactions contemplated by this Note or ANY RELATED Document to which it is a party.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed on the date first above written.

VUZIX CORPORATION

By:	s/s Paul Travers
Name:	Paul Travers
Title:	President and CEO

ACKNOWLEDGED:

LC CAPITAL MASTER FUND, LTD.

By:	s/s Richard Conway
Name:	Richard Conway
Title:	Director

SCHEDULE 1

COLLATERAL DESCRIPTION ATTACHMENT

DEBTOR:	VUZIX CORPORATION

SECURED PARTY:	LC CAPITAL MASTER FUND LTD.

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)          all accounts (as defined in the Code) and payment intangibles, including, without limitation, all contract rights, and all other forms of monetary obligations owing to the Grantor, and all credit insurance, guaranties, or security therefor, whether or not they have been earned by performance;

(b)          all chattel paper (as defined in the Code), including, without limitation, electronic chattel paper and tangible chattel paper evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore;

(c)          all commercial tort claims (as defined in the Code);

(d)          all deposit accounts (as defined in the Code) maintained by the Grantor with the Secured Party held in the name of the Grantor, and all of the cash and cash equivalents, deposited therein from time to time, and all securities, rights, interests, shares of stock, instruments, interests, or other property contained, deposited, held or otherwise added to any deposit account from time to time;

(e)          all documents (as defined in the Code), including, without limitation, any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

(f)          all equipment (as defined in the Code), machinery and all fixtures, and all accessions, additions, attachments, improvements, substitutions and replacements thereto and thereof and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, and all related claims, credits, setoffs, and other rights of recovery;

(g)          all general intangibles (as defined in the Code) of any kind, including, without limitation, all money, contract rights, corporate or other business records, all intellectual property rights, inventions, designs, formulas, patents, patent applications, service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software (as defined in the Code), source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to Grantor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and all orders in transit to or from Grantor, credits or deposits of Grantor (whether general or special) that are held by the Secured Party;

(h)          all goods (as defined in the Code);

(i)          all inventory (as defined in the Code), whether in the possession of the Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods, which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor’s business, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing;

(j)          all instruments (as defined in the Code) including, without limitation, every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course or conduct of business (including worldwide shipment) by delivery with any necessary assignment or endorsement;

(k)          all investment property (as defined in the Code) pledged to or delivered to Secured Party’s control from time to time, and any and all other property in which the Grantor at any time has rights and in which at any time a security interest has been transferred to the Secured Party (and regardless of whether any such property constitutes a certificated or uncertificated security or is held directly or through one or more financial intermediaries through book entries);

(l)          all letter of credit rights (as defined in the Code);

(m)          all supporting obligations (as defined in the Code);

(n)          all books, files, records (as defined in the Code) relating to the Collateral;

(o)          each policy and contract of insurance owned or maintained by the Grantor, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums, and in and to all moneys and claims for moneys in connection therewith;

(p)          all certificates and instruments evidencing any securities or other Collateral subject to this Security Agreement from time to time and all interest, dividends, distributions, cash, investment property, securities, shares of stock, and other amounts and property from time to time received, receivable, paid or payable or otherwise distributed from time to time in respect of, in exchange or substitution for, or as an addition to any of the foregoing Collateral;

(q)          all other tangible or intangible personal property of every kind and nature; and

(r)          all accessions and additions to the foregoing, substitutions therefor, and replacements, products and proceeds (as defined in the Code) of any of the property of the Grantor described in clauses (a) through (q) above (including any proceeds of insurance thereon).

SCHEDULE II

VUZIX CORPORATION EXISTING SECURITY INTERESTS

1)	Lampe Conway – term loan of $4,549,520 plus accrued interest as of 03/31/12.
2)	Paul Travers – convertible note payable of $209,208 plus accrued interest as of 03/31/12.
3)	Paul Travers – note payable of $290,285 plus accrued interest as of 03/31/12.
4)	John Burtis – note payable of $101,748 plus accrued interest as of 03/31/12.
5)	Vast Corporation - agreement payable of $838,096 plus accrued interest as of 03/31/12.
6)	Kopin Corporation – agreement payable of $482,547 plus accrued interest as of 03/31/12.
7)	Capital leases – see table below with approximate balances as of April 30, 2012
8)	Nokia Finland – note payable for R&D equipment in Finland - $280,024 (not registered in USA)
9)	Bridge Bank – Lines of Credit up to a maximum of $2,000,000.

Lessor	Address	Account #	Lease Date	Original Balance	Current Balance – April 30, 2012	Asset Leased
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-020	Aug-09	7,417.01	1,042.29	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-021	Sep-09	1,644.09	294.85	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-022	Sep-09	3,862.79	678.47	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	001-7695903-024	Oct-10	4,405.65	2,611.41	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	001-7695903-025	Feb-11	7,543.18	5,186.29	Computers
Key Bank	11030 Circle Point Rd Westminster, CO 80020	591195883002	Jul-10	25,775.00	10,055.03	SAP Licenses
Pawnee	700 Centre Ave. Fort Collins, Co 80526	323784	Sep-10	30,275.34	16,467.40	computers and R&D Equipment/Software
Lenovo	P.O. Box 550599 Jacksonville, FL 32255	908-0000443-000	Mar-08	46,659.96	25,854.22	Dell Server
Key Bank	600 Travis St Houston, TX 77002	1330644	Sep-07	121,200.00	15,403.25	SAP Fourth Shift Software
Alliance	800 Walnut St. Des Moines, IA 50309	001-0085855-001	May-10	16,485.00	8,333.36	manufacturing equipment
Financial Pacific	3455 S. 344th Way Federal Way, WA 98001	001-0455669-002	Jun-10	44,267.92	22,149.32	R & D Equipment
		GRAND TOTAL			$108,075.89

Lessor	Address	Account #	Lease Date	Original Balance	Current Balance – April 30, 2012	Asset Leased
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-020	Aug-09	7,417.01	1,042.29	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-021	Sep-09	1,644.09	294.85	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	003-7695903-022	Sep-09	3,862.79	678.47	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	001-7695903-024	Oct-10	4,405.65	2,611.41	Computers
Dell	P.O. Box 5292 Carol Stream, IL 60197	001-7695903-025	Feb-11	7,543.18	5,186.29	Computers
Key Bank	11030 Circle Point Rd Westminster, CO 80020	591195883002	Jul-10	25,775.00	10,055.03	SAP Licenses
Pawnee	700 Centre Ave. Fort Collins, Co 80526	323784	Sep-10	30,275.34	16,467.40	computers and R&D Equipment/Software
Lenovo	P.O. Box 550599 Jacksonville, FL 32255	908-0000443-000	Mar-08	46,659.96	25,854.22	Dell Server
Key Bank	600 Travis St Houston, TX 77002	1330644	Sep-07	121,200.00	15,403.25	SAP Fourth Shift Software
Alliance	800 Walnut St. Des Moines, IA 50309	001-0085855-001	May-10	16,485.00	8,333.36	manufacturing equipment
Financial Pacific	3455 S. 344th Way Federal Way, WA 98001	001-0455669-002	Jun-10	44,267.92	22,149.32	R & D Equipment
		GRAND TOTAL			$108,075.89